Exhibit 4.1

LOAN CLOSING STATEMENT AND DISBURSEMENT SHEET

Borrower:	ELITE LEGACY EDUCATION, INC., a Florida corporation

Mortgagor:	JAMES E. MAY, as successor Trustee of the 1612 E. CAPE CORAL PARKWAY LAND TRUST, dated November 7, 2000

Guarantor:	LEGACY EDUCATION ALLIANCE HOLDINGS, INC., a Colorado corporation

Lender:	USA REGROWTH FUND LLC, an Oregon limited liability company

Loan Amount:	$500,000.00

Loan No:	_______________

Closing Agent:	MILLER JOHNSON LAW, P.L.

Closing Date:	September , 2018

File No.:	_______________

Legal Description:	SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF

LOAN CLOSING COSTS:

Mortgage and Security Agreement (16 pages)	$137.50
Documentary Stamps	1,750.00
Intangible Tax	1,000.00
Collateral Assignment of Leases and Rents (0 pages-NOT NEEDED)	0.00
E-Recording Fees (1 document)	3.50
Internal Cost Recovery (Courier, Postage, etc.)	125.00
Archiving Fee	30.00
Title Search Fee	175.00
Title Insurance Premium - Mortgagee Title Policy	2,575.00
Municipal Lien Search	85.00
Loan Fee (6 Points)	30,000.00
Processing and Document Review Fee	500.00
Attorneys’ Fees & Costs (Borrower)	2,850.00
Attorneys’ Fees & Costs (Lender)	1,500.00
TOTAL LOAN CLOSING COSTS:	$40,731.00

RECEIPTS:

From Lender at Closing			$500,000.00
From Borrower at Closing		+	0.00
TOTAL RECEIPTS:			$500,000.00
DISBURSEMENTS:
Lee County Comptroller
(Record Mortgage)	137.50
(Documentary Stamps)	1,750.00
(Intangible Tax)	1,000.00
(Collateral Assignment-NOT NEEDED)	0.00		2887.50
Fidelity National Title Insurance Company
(Title Search)	175.00
(Title Insurance Premium)	2,575.00		2,750.00
PropLogix
(Municipal Lien Search)			85.00
Pioneer Records Management
(Archiving Fee)			30.00
Quarles & Brady LLP
(Attorneys’ Fees & Costs [Borrower])			2,850.00
Miller Johnson Law, P.L.
(Internal Cost Recovery)	125.00
(Reimbursement of E-Recording / CSC)	3.50
(Attorneys’ Fees and Costs [Lender])	1,500.00		1,628.50
USA REGROWTH FUND LLC
(Loan Fee)	30,000.00
(Processing and Document Review Fee)	500.00		30,500.00
TOTAL DISBURSEMENTS:			$40,731.00

RECAPITULATION:
Loan Amount			$500,000.00
Less Closing Cost			-40,731.00
Total Amount Due to Borrower			459,269.00

AUTHORIZATION:

The undersigned acknowledge that Miller Johnson Law, P.L. has been requested to examine title to the Property on behalf of the Lender and, therefore, has not rendered an opinion of title or issued an owner’s title policy to the Borrower. Borrower understands and agrees that Miller Johnson Law, P.L. is representing the Lender, not the Borrower, in this transaction.

The undersigned hereby approve the foregoing Loan Closing Statement and Disbursement Sheet and authorize the Closing Agent to close the Loan in the manner specified therein and to make disbursements to the persons and in the amounts described above.

Borrower:

ELITE LEGACY EDUCATION, INC., a Florida corporation

By:	/s/ Anthony Humpage
Anthony Humpage
As its:	CEO

Mortgagor:

/s/ James E. May
JAMES E. MAY, as successor Trustee
of the 1612 E. CAPE CORAL PARKWAY LAND TRUST, dated November 7, 2000

Guarantor:

LEGACY EDUCATION ALLIANCE HOLDINGS, INC., a Colorado corporation

By:	/s/ Anthony Humpage
Anthony Humpage
As its:	CEO

Lender:

USA REGROWTH FUND LLC, an Oregon limited liability company

By:

As its:

EXHIBIT “A”
Legal Description

Parcel I

Lots 3, 4, and 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida; less the following described portion thereof:

Beginning at the northeast corner of Section 18, Township 45 South, Range 24 East and proceeding south along the east line of said Section 18, a distance of 240.0 feet to a point; thence N 89° 24’ 01” W for a distance of 24.74 feet to a point said point being the point of curve at the east end of the north property line of said Block 440. Said point also being the northeast corner of the parcel to be reserved and hereinafter referred to as the Point of Beginning; thence S 0° 35’ 59” W for a distance of 14.0 feet to a point; thence N 89° 24’ 01“W for a distance of 16.0 feet to a point; thence N 0° 35’ 59” E for a distance of 14.0 feet to a point; thence S 89° 24’ 01” E for a distance of 16.0 feet to the Point of Beginning; and also less the following described portion of Lot 5:

Commence at the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5; thence along the northerly tangent of said curve S 89° 24’ 01” E, 15.16 feet to the point of tangency, said point being the Point of Beginning; thence along the north line of said Lot 5, S 89° 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3 south, 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55° 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124° 30’ 00”; thence along the are of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 205.09 feet to the beginning of a curve concave to the southeast, having a radius of 15.00 feet, and a central angle of 90° 35’ 59”; thence along the arc of said curve 23.72 feet to a point of tangency, and the Point of Beginning; and including the 20’ wide alley lying adjacent to Lots 2, 3, 4, and 5 as vacated according to O.R. 562, Page 645, less that portion of said alley as described in O.R. 567, Page 234 of the Public Records of Lee County, Florida.

Parcel H

A portion of Lot 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida, more particularly described as follows:

From the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5, said intersection also being the Point of Beginning; thence along the northerly tangent of said curve S 89° 24’ 01” E, 15.16 feet to the point of tangency; thence along the north line of said Lot 5, S 89○ 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3, south 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55° 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124° 30’ 00”; thence along the arc of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 220.25 feet to the Point of Beginning.

PROMISSORY NOTE

EXECUTION DATE:	September 13, 2018 [XX] NEW [ ] RENEWAL

LOAN NUMBER:	_______________

PRINCIPAL AMOUNT:	$500,000.00

MATURITY DATE:	March 13, 2019

Bank: USA REGROWTH FUND LLC, an Oregon limited liability company 16869 SW 65th # 317 Lake Oswego, Oregon 97035	Borrower: ELITE LEGACY EDUCATION, INC., a Florida corporation 1612 East Cape Coral Parkway Cape Coral, Florida 33904

This Promissory Note shall continue the obligation until the Maturity Date.

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1. INTEREST RATE. The Interest Rate during the initial 120 days of the term of this Note shall be a fixed rate of interest equal to TWELVE (12.0%) PERCENT per annum. After the initial 120 days of the term of this Note, the Interest Rate shall be a fixed rate of interest equal to THIRTY (30.0%) PERCENT per annum until all amounts due under the Note are paid in full. Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Florida; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of the Bank.

2. ACCRUAL METHOD. Unless otherwise indicated, interest at the Interest Rate set forth above shall be calculated by the 365 day method (a daily amount of interest is computed for a hypothetical year of 365 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

Borrower’s Initials

3. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expenses or charges payable hereunder or under any other loan documents executed in connection with this Note, including but not limited to escrow charges and late fees, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

During the term of this Note, payments consisting of interest only shall be due and payable monthly on the indebtedness evidenced by this Note at the Interest Rate, commencing on October 13, 2018, and continuing on the thirteenth, (13th) day of each successive month thereafter through and including the Maturity Date, at which time the entire unpaid principal balance together with ail accrued and unpaid interest shall be due and payable in full.

4. REVOLVING FEATURE. This section intentionally left blank.

5. WAIVERS, CONSENTS AND COVENANTS. Borrower, any endorser or guarantor hereof, or any other party hereto (individually an “Obligor” and, collectively, “Obligors”) and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower, or any of its affiliates, to Bank (the “Loan Documents”); (b) consent to all delays, extensions, renewals or other modification of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank’s rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any endorsement or guaranty hereof and/or the enforcement or defense of Bank’s rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorneys’ fees and paralegals’ fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

6. INDEMNIFICATION. Obligors agree to promptly pay, indemnify and hold Bank harmless from all State and Federal taxes of any kind and other liabilities with respect to or resulting from the execution and/or delivery of this Note or any advances made pursuant to this Note, If this Note has a revolving feature and is secured by a mortgage, Obligors expressly consent to the deduction of any applicable taxes from each taxable advance extended by Bank.

Borrower’s Initials

7. PREPAYMENTS. Prepayments may be made in whole or in part at any time. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion.

8. DELINQUENCY CHARGE. To the extent permitted by law, a delinquency charge may be imposed in an amount not exceed five percent (5.0%) of any payment that is more than ten (10) days late.

9. EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of Bank, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party; (c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/guarantor of Borrower, as determined by Bank in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor’s relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (g) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time; (i) the entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank’s sole discretion; (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (k) the determination by Bank that it is insecure for any reason; (i) the determination by Bank that a material adverse change has occurred in the financial condition of any Obligor; (m) the failure of Borrower’s business to comply with any law or regulation controlling its operation; (n) the determination by Bank that construction of the intended Improvements would violate a code, rule, regulation, or restriction of a governmental agency; or (o) the discovery of any hazardous material or environmental violations on the Property.

Borrower’s Initials

10. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Interest Rate on the unpaid principal shall be increased at Bank’s discretion up to the maximum rate allowed by law, or if none, 25% per annum (the “Default Rate”). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Obligors a right to cure any default. At Bank’s option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligation due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity. Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted pursuant to Chapter 687, Florida Statutes.

11. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank’s rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligors to Bank in any other respect at any other time.

12. APPLICABLE LAW, VENUE, JURISDICTION AND COLLECTION EXPENSES. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of Florida. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Florida and venue in the courts of Orange County, Florida or the United States District Court, Middle District of Florida and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law. The Interest Rate charged on this Note is authorized by Chapter 655, Florida Statutes and Section 687.12, Florida Statutes.

BORROWER AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ENTERING INTO THIS AGREEMENT.

Borrower’s Initials

In the event of any action by Bank for collection of this Note, Borrower agrees to pay all fees and expenses incurred in connection therewith, including but not limiting the generality thereof, filing fees, stenographer fees, witness fees, costs of publication, costs of procuring abstracts of title, foreclosure minutes, title insurance policies, reasonable attorneys’ fees, including those incurred in appellate proceedings, paralegal fees and costs, costs of collecting, enforcing and protecting liabilities, and other collection costs. All such fees and expenses shall be added to the principal due under this Note and shall bear interest at the rate provided herein.

13. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

14. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representative, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

15. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

16. MORTGAGE. This Note is secured by, among other things, that certain Mortgage and Security Agreement dated of even date herewith, executed by Borrower in favor of the Bank, to be filed and recorded in the Public Records of Lee County, Florida (the “Mortgage”), and as the same may be further modified and amended from time to time.

17. COMMITMENT LETTER. Intentionally deleted.

18. ADDITIONAL CONDITIONS.

a. Notwithstanding anything contained herein to the contrary, the Interest Rate shall automatically accelerate to twenty-five percent (25.0%) per annum, without any prior notification to Borrower, in the event that any payment, obligation, liability or indebtedness under this Note is more than sixty (60) days past its due date herein.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.

Borrower’s Initials

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTION DATE: September 13, 2018

Borrower:

ELITE LEGACY EDUCATION, INC., a Florida limited liability company

By:	/s/ Anthony Humpage
Anthony Humpage
As its:	CEO

NOTE TO CLERK: Documentary Stamps have been paid as noted on that certain Mortgage and Security Agreement, dated of even date herewith, to be filed and recorded in the Public Records of Lee County, Florida.

Borrower’s Initials

JOINDER AND CONSENT

THE UNDERSIGNED, as holder and owner of the Collateral, hereby joins in, acknowledges, consents and affirms the foregoing instrument, where such obligations to the undersigned are limited to the undersigned’s interest in the property.

DATED this 13 day of September, 2018.

/s/ James E. May
JAMES E. MAY, as successor Trustee
of the 1612 E. CAPE CORAL PARKWAY LAND TRUST, dated November 7, 2000

Borrower’s Initials

JOINDER AND CONSENT

THE UNDERSIGNED, as Guarantor, hereby joins in, acknowledges, consents and affirms the foregoing instrument.

DATED this 13 day of September, 2018.

LEGACY EDUCATION ALLIANCE HOLDINGS, INC., a Colorado corporation

By:	/s/ Anthony Humpage
Anthony Humpage
As its:	CEO

Borrower’s Initials

This Instrument Prepared By

and Return To:

Christine M. Berk, Esq.

MILLER JOHNSON LAW, P.L.

247 Maitland Avenue, Suite 1000

Altamonte Springs, Florida 32701

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT (the “Mortgage”), is made and entered into this 13 day of September, 2018, by (i) JAMES E. MAY, as successor Trustee of the 1612 E. CAPE CORAL PARKWAY LAND TRUST, dated November 7, 2000, whose address for purposes of this instrument is 1612 E. Cape Coral Parkway, Cape Coral, Florida 33904 (the “Mortgagor”) (ii) ELITE LEGACY EDUCATION, INC., a Florida corporation, whose address for purposes of this instrument is 1612 East Cape Coral Parkway, Cape Coral, Florida 33904 (the “Borrower”), in favor of (iii) USA REGROWTH FUND LLC, an Oregon limited liability company, whose address for purposes of this instrument is 16869 SW 65th # 317, Lake Oswego, Oregon 97035 (the “Mortgagee”).

W I T N E S S E T H:

THAT in the consideration of the premises and in order to secure the payment of that certain Promissory Note dated of even date herewith made by Mortgagor, payable to the order of the Mortgagee in the original principal amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (hereinafter referred to as the “Note”), and to secure the performance and observance of all covenants and conditions in this Mortgage and in all other instruments securing the Note and in order to charge the properties, interests and rights hereinafter described with such payment and performance and to secure additional advances, renewals and extensions thereof, the Mortgagor does hereby mortgage, sell, pledge and assign to the Mortgagee all estate, right, title and interest of the Mortgagor in and to that certain real property situate in Lee County, Florida, being more particularly described in Exhibit “A” attached hereto.

THIS IS A FIRST MORTGAGE.

TOGETHER with all improvements now or hereafter located on said real property and all fixtures, appliances, apparatus, equipment, furnishings, and articles of personal property now or hereafter fixed to, attached to, or used in any way in connection with the complete use, occupancy, development or operation of said real property, all licenses and permits used or required in connection with the use of said real property, all leases of said real property now or hereafter entered into and all right, title and interest of the Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder pursuant to said leases, and all rents, proceeds and profits accruing from said real property and all proceeds of any voluntary or involuntary conversion of any of the foregoing, including proceeds of insurance and condemnation awards. The aforesaid real property and personal property being hereinafter referred to collectively as the “Mortgaged Property”.

This Mortgage is a self-operative security agreement with respect to the aforesaid personal property but Mortgagor agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as the Mortgagee may, at any time hereafter, request in order to perfect its security interest or to impose the lien hereof more specifically upon any such property. The Mortgagee shall have all rights and remedies, in addition to those specified herein, of a secured party under the Uniform Commercial Code.

TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining and the reversion and reversions thereof and all estate, right, title, interest, claim and demand whatsoever, either in law or in equity, of the Mortgagor of, in and to the same and every part and parcel thereof unto the Mortgagee in fee simple.

The Mortgagor warrants that Mortgagor has good and marketable title to an indefeasible fee estate in the real property comprising the Mortgaged Property subject to no lien, charge or encumbrance except such as the Mortgagee has agreed to accept in writing. The Mortgagor further covenants that this Mortgage is and will remain a valid and enforceable mortgage on the Mortgaged Property subject only to the exceptions herein provided. The Mortgagor has full power and lawful authority to mortgage the Mortgaged Property in the manner and form herein done or intended hereafter to be done and will preserve such title and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever.

The Mortgagor will, at the cost of Mortgagor, and without expense to the Mortgagee, do, execute, acknowledge and deliver all and every such further act, deed, conveyance, mortgage, assignment, notice of assignment, transfer and assurance as the Mortgagee shall from time to time require in order to preserve the priority of the lien of this Mortgage or to facilitate the performance of the terms hereof.

PROVIDED, HOWEVER, that if the Borrower shall pay to the Mortgagee the Note at the times and in the manner stipulated therein and in all other instruments securing the Note, including renewals, extensions or modifications thereof, and shall keep and perform all covenants and agreements in this Mortgage and all other instruments securing the Note to be kept, performed or observed by the Borrower, then this Mortgage shall cease and be void, but shall otherwise remain in full force and effect.

The Mortgagor further covenants and agrees with the Mortgagee as follows:

1. Compliance with Note and Mortgage. The Mortgage shall comply with all provisions of this Mortgage, and of every other instrument securing the Note to the extent of Mortgagor’s interest in the Mortgaged Property. The failure of the Borrower to promptly pay to the Mortgagee, when due, principal and interest under the Note, and all other sums required to be paid by the Borrower pursuant to the provisions of this Mortgage and of every other instrument securing the Note, shall constitute a default under this Mortgage.

2. Payment of Taxes and Liens. On condition of an Event of Default, the Borrower shall pay all taxes, assessments, levies, liabilities, obligations and encumbrances of every nature now on the Mortgaged Property or that hereafter may be imposed, levied or assessed upon this Mortgage or the Mortgaged Property or upon the indebtedness secured hereby. All such payments shall be made when due and payable according to law before they become delinquent and before any interest attaches or any penalty is incurred. The Borrower shall furnish evidence of such payment to the Mortgagee. Insofar as any indebtedness is of record, the same shall be promptly satisfied and evidence of such satisfaction shall be given to the Mortgagee.

On condition of an Event of Default, the Mortgagee may at its option require the Borrower to deposit with Mortgagee on the first (1st) day of each month in addition to making payments of principal and interest, until the Note is fully paid and all other secured obligations are satisfied, an amount equal to one-twelfth (1 /12th) of the yearly payment for all taxes and/or insurance premiums. Such deposits shall not be, nor deemed to be, trust funds, but may be commingled with the general funds of the Mortgagee, and no interest shall be payable in respect thereof. Upon demand by the Mortgagee, the Borrower shall deliver to Mortgagee such additional monies as are necessary to make up any deficiencies in the amounts necessary to enable Mortgagee to pay such taxes or premiums when due. In the event of a default by Borrower under any term, covenant or condition of the Note, this Mortgage or any other instrument securing the Note, Mortgagee may apply to the reduction of the sums secured hereby, in such manner as Mortgagee shall determine, any amount under this paragraph remaining to Borrower’s credit and any return premium received from cancellation of any insurance policy by Mortgagee upon foreclosure of this Mortgage.

3. Government Fees and Charges: Curing of Violations. The Mortgagor shall promptly pay and discharge any and all license fees or similar charges, together with any penalties and interest thereon, which may be imposed by any governmental authority having jurisdiction over the Mortgaged Property. Furthermore, the Mortgagor shall promptly cure any violation of law and comply with any order of said governmental authority in respect of the repair, replacement or condition of the Mortgaged Property.

4. Insurance.The Mortgagor will keep the improvements now existing or hereafter erected on the Mortgaged Property, insured as may be required from time to time by the Mortgagee against loss by fire and other hazards, casualties, and contingencies in such amounts and for such periods as may be required by the Mortgagee, and will pay promptly, when due, any premiums on such insurance, provision for the payment of which has not been made hereinbefore. All insurance shall be carried in companies approved by the Mortgagee and the policies and renewals thereof shall be held by the Mortgagee and have attached thereto loss payable clauses in favor of and in a form acceptable to the Mortgagee. Unless otherwise consented to by Mortgagee in writing, all policies shall have affixed thereto a standard mortgagee clause without contribution making all such losses under such policy payable to the Mortgagee as its interest may appear. In the event of loss, the Mortgagor will give immediate notice by mail to the Mortgagee, and the Mortgagee may make proof of loss if not made promptly by the Mortgagor, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to the Mortgagee instead of to the Mortgagor and Mortgagee jointly, and the insurance proceeds, or any part thereof, may be applied by the Mortgagee at its option either to the reduction of the indebtedness hereby secured or to the restoration or repair of the property damaged. In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the indebtedness secured hereby, all right, title, and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

5. Condemnation.If at any time all or any portion of the Mortgaged Property shall be taken or damaged by condemnation proceedings under the power of eminent domain, all compensation awarded or otherwise paid shall be paid directly to the Mortgagee and the Mortgagee is hereby authorized, at its option, to commence, appear and to prosecute, in its own or in the Mortgagor’s name any action or proceeding relating to any condemnation, or to settle or compromise any claim in connection therewith. All such compensation awards and any other payments or relief and the right thereto are hereby assigned by the Mortgagor to the Mortgagee and the Mortgagee, after deducting therefrom all of its expenses including attorney’s fees, may release money so received without affecting the lien of this Mortgage, or may apply the same, in such manner as the Mortgagee shall determine, to the reduction of the sum secured hereby. The Mortgagor agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds, as the Mortgagee may require.

6. Care of Mortgaged Property. The Mortgagor shall not remove or demolish any building or other improvement forming a part of the Mortgaged Property without the written consent of the Mortgagee. The Mortgagor shall not permit, commit or suffer any waste, impairment or deterioration of the Mortgaged Property or any part thereof, and shall keep the same and improvements thereon in good condition and repair. The Mortgagor shall notify the Mortgagee in writing within five (5) days of any damage or impairment of the Mortgaged Property. The Mortgagee may at its option have the Mortgaged Property inspected at any time and the Mortgagor shall pay all costs incurred by the Mortgagee in performing such inspection.

7. Mortgagee’s Right to Make Certain Payments. In the event the Mortgagor fails to pay or discharge the taxes, assessments, levies, liabilities, obligations and encumbrances, or fails to keep the Mortgaged Property insured or to deliver the policies, premiums paid, or fails to repair the Mortgaged Property as herein agreed, the Mortgagee may at its option pay or discharge the taxes, assessments, levies, liabilities, and obligations and encumbrances on any part thereof, procure and pay for such insurance, or make and pay for such repairs. The Mortgagee shall have no obligation on its part to determine the validity or necessity of any payment thereof and any such payment shall not waive or affect any option, lien equity or right of the Mortgagee under or by virtue of this Mortgage. The full amount of each and every such payment shall be immediately due and payable and shall bear interest from the date thereof, until paid, at the highest rate allowable by law, and together with such interest, shall be secured by the lien of this Mortgage. Nothing herein contained shall be construed as requiring the Mortgagee to advance or expend monies for any of the purposes mentioned in this paragraph.

8. Payment of Expenses. The Borrower shall pay all costs, charges and expenses, including reasonable attorney’s fees, disbursements and cost of abstracts of title, incurred or paid at any time by the Mortgagee due to the failure on the part of the Mortgagor promptly and fully to perform, comply with and abide by any stipulation, agreement, condition or covenant of the Note, this Mortgage, or any other document securing the Note. Such costs, charges, fees and expenses shall be immediately due and payable, whether or not there be notice, demand, attempt to collect or suit pending. The full amount of each and every such payment shall bear interest from the date thereof, until paid, at the highest rate allowable by law. All such costs, charges and expenses so incurred or paid, together with such interest, shall be secured by the lien of this Mortgage and any other instrument securing the Note.

9. After Acquired Property. The lien of this Mortgage will automatically attach, without further act, to all after acquired property of whatever kind located in or on, or attached to, or used or intended to be used in connection with, or in the operation of, the Mortgaged Property.

10. Additional Documents. During the entire time this Mortgage is in effect, upon the Mortgagee’s request, the Mortgagor shall make, execute and deliver or cause to be made, executed and delivered to the Mortgagee and, where appropriate, shall cause to be recorded or filed and thereafter to be re-recorded or ref led at such time and in such place as shall be deemed appropriate by the Mortgagee, any and all such further mortgages, instruments of further assurance, certificates and other documents as the Mortgagee may consider necessary or desirable in order to effectuate, complete, enlarge, perfect, or to continue and preserve the obligations of the Mortgagor under the Note, this Mortgage and all other instruments securing the Note, and the lien of this Mortgage as a lien upon all the Mortgaged Property. Upon any failure by the Mortgagor to do so, the Mortgagee may make, execute, record, file, re-record, or refile any and all such mortgages, instruments, certificates, financing statements, and documents for and in the name of the Mortgagor. The Mortgagor hereby irrevocable appoints the Mortgagee as agent and attorney-in-fact of the Mortgagor to do all things necessary to effectuate or assure compliance with this paragraph.

11. Event of Default. Any one of the following shall constitute an event of default.

(a) Failure by Borrower to pay when due any installment of principal or interest due under the Note or any other sums to be paid by the Borrower hereunder or under any other instrument securing the Note.

(b) Failure by failure by Mortgagor to duly keep, perform and observe any other covenant, condition or agreement to this Mortgage, failure by Borrower to duly keep, perform and observe any other covenant, condition or agreement in the Note and any other instrument securing the Note or any other instrument collateral to the Note or executed in connection with the sums secured hereby.

(c) Institution of foreclosure proceedings against the Mortgaged Property as the result of any other lien or claim, whether alleged to be superior or junior to the lien of this Mortgage. The Mortgagee may, at its option, immediately upon institution of such suit or during the pendency thereof, declare this Mortgage and the indebtedness secured hereby due and payable forthwith and may, at its option, proceed to foreclose this Mortgage.

(d) If either the Borrower, Mortgagor (to the extent of Mortgagor’s interest in the Mortgaged Property), or any guarantor or endorser of the Note: (i) files a voluntary petition in bankruptcy or (ii) is adjudicated a bankrupt or insolvent, or (iii) files any petition or answer seeking or acquiescing in any reorganization, management, composition, readjustment, liquidation, dissolution or similar relief for itself under any law relating to bankruptcy, insolvency or other relief for debtors, or (iv) seeks or consents to or acquiesces in the appointment of any trustee, receiver, master or liquidator of itself or of all or any substantial part of the Mortgaged Property or of any or all of the rents, revenue issue, earnings, profits or income thereof, or (v) makes any general assignment for the benefit of creditors, or (vi) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against the Borrower or Mortgagor (to the extent of Mortgagor’s interest in the Mortgaged Property) or any guarantor or endorser of the Note, seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days whether or not consecutive from the date of entry thereof, or (viii) any trustee, receiver or liquidator of the Mortgagor or of all or any substantial part of the Mortgaged Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, is appointed without the prior written consent of the Mortgagee.

(e) Any breach of any warranty or material untruth of any representation of the Borrower contained in the Note, by the Mortgagor as to this Mortgage or any other instrument securing the Note.

(f) Any breach of any provision in any guaranty collateral to the Note by the guarantor therein or any breach of any warranty or material untruth of any representation contained in any such guaranty.

12. Acceleration. If an event of default shall have occurred, the Mortgagee may declare the outstanding principal amount of the Note, the interest accrued thereon, and all other sums secured hereby to be due and payable immediately. Upon such declaration such principal and interest and other sum shall immediately be due and payable without demand or notice and said sums shall bear interest from such time until paid at the highest rate allowable under the laws of the State of Florida.

13. Remedies After Default. Upon an event of default, the Mortgagee may proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to: (a) enforce payment of the Note or the performance of any term hereof or any other right; (b) foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property under the judgment or decree of a court or courts of competent jurisdiction (c) collect all rents, issues, profits, revenue, income and other benefits from the Mortgaged Property; (d) apply to the court having jurisdiction thereof for the appointment of a receiver of all and singular the Mortgaged Property and of all rents, incomes, profits, issues and revenues thereof, from whatsoever source derived, and thereupon it is hereby expressly covenanted and agreed that the court shall forthwith appoint such receiver with the usual powers and duties of receivers in like cases and said appointment shall be made by the court as a matter of strict right to the Mortgagee and without reference to the adequacy or inadequacy of the value of the Mortgaged Property, or to the solvency or insolvency of the Mortgagor or any other party defendant to such suit and the Mortgagor waives the right to object to the appointment of a receiver as aforesaid and consents that the appointment shall be made as an admitted equity and as a matter of absolute right to the Mortgagee and may be done without notice to the Mortgagor or Borrower; or (e) pursue any other remedy available to the Mortgagee, including, but not limited to, taking possession of the Mortgaged Property without notice or hearing to the Mortgagor or Borrower. The Mortgagee shall take action either by such proceedings or by the exercise of its power with respect to entry or taking possession, or both, as the Mortgagee may determine.

14. Right to Receiver on Default. If default be made in payment, when due, of any indebtedness secured hereby, or in performance of any of Borrower’s obligations, covenants or agreements hereunder or in connection herewith:

(a) Mortgagee is authorized at any time, without notice, in its sole discretion to enter upon and take possession of the Mortgaged Property or any part thereof, to perform any acts Mortgagee deems necessary or proper to preserve the security and to collect and receive all rents, issues and profits thereof, including those past due as well as those accruing thereafter; and

(b) Mortgagee shall be entitled, as a matter of strict right, without notice and ex parte, and without regard to the value or occupancy of the security, or the solvency of Mortgagor, or the adequacy of the Mortgaged Property as security for the Note, to have a receiver appointed to enter upon and take possession of the Mortgaged Property, collect the rents and profits therefrom and apply the same as the court may direct, such receiver to have all the rights and powers permitted under the laws of Florida.

In either such case, Mortgagee or the receiver may also take possession of, and for these purposes use, any and all personal property which is a part of the Mortgaged Property and used by Mortgagor in the rental or leasing thereof or any part thereof. The expense (including receiver’s fees, counsel fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be additional indebtedness of Borrower to Mortgagee secured hereby. Mortgagee shall (after payment of all costs and expenses incurred) apply such rents, issues and profits received by it on the indebtedness secured hereby in such order as Mortgagee determines. The right to enter and take possession of the Mortgaged Property, to manage and operate the same, and to collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such rents, issues and profits actually received by Mortgagee.

15. No Waiver. Any failure by the Mortgagee to insist upon the strict performance by the Borrower or Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor or Borrower of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor. Neither the Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of the Borrower or Mortgagor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligations secured by this Mortgage, or, by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Property and the Mortgagee extending the time of payment or modifying the terms of the Note or this Mortgage, without first having obtained written consent of the Borrower or Mortgagor or such other person; and, in the last mentioned event, the Borrower or Guarantor and all such other persons shall continue liable to make such payments according to the terms of any such agreement of extension or modification, unless expressly released and discharged in writing by the Mortgagee. The Mortgagee may release, regardless of consideration, any party liable upon or in respect of the Note or any part of the security held for the indebtedness secured by this Mortgage without, as to any other or as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien. The Mortgagee may resort for the payment of the indebtedness secured by this Mortgage to any other security therefor held by the Mortgagee, in such order and manner as the Mortgagee may elect.

16. Non-Exclusive Remedies. No right, power or remedy conferred upon or reserved to the Mortgagee by the Note, this Mortgage, or any other instruments securing the Note is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Note, or any other instrument securing the Note, now or hereafter existing at law, in equity, or by statute.

17. Successors and Assigns Bound; Joint and Several Liability and Benefits. Whenever one of the parties hereto is named or referred to herein, the heirs, successors and assigns of such party shall be included and all covenants and agreements contained in this Mortgage, by or on behalf of the Mortgagor or the Borrower or the Mortgagee, shall bind and inure to the benefit of their respective heirs, successors and assigns, whether or not so expressed. The obligations created and benefits granted hereunder shall be joint and several among multiple mortgagors.

18. Notices. Any notice to the Mortgagor or Borrower provided for in this Mortgage and Security Agreement shall be given by delivering it or by mailing it, postage prepaid, by United States Certified Mail, return receipt requested, addressed to Mortgagor’s and Borrower’s address set forth herein or such other address as Mortgagor or Borrower designate by advance written notice to Mortgagee. Any notice to Mortgagee shall be given by delivering it or by mailing it, postage prepaid, by United States Certified Mail, return receipt requested, addressed to Mortgagee’s address stated herein or any other address Mortgagee designates by advance written notice to Mortgagor and Borrower. Any notice provided for in this Mortgage and Security Agreement shall be deemed to have been given to Mortgagor or Borrower or Mortgagee when delivered, in the case of personal delivery, and the earlier of actual receipt or three (3) days after mailing when mailed in compliance with the requirements of this paragraph.

19. Future Advances. This Mortgage is given to secure not only existing indebtedness, but also such future advances, to be made at the option of the Mortgagee, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but the total unpaid balance so secured at one time shall not exceed the principal sum of two times the original loan amount, plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property, with interest on such disbursements at the Default Rate as herein defined.

20. Transfer of Ownership. It is understood and agreed by the Mortgagor that as part of the inducement to the Mortgagee to make the loan evidenced by the Note, the Mortgagee has considered and relied on the credit worthiness and reliability of the Mortgagor. The Mortgagor covenants and agrees not to sell, convey, transfer, lease or further encumber any interest (either legal or beneficial) in all or any part of the Mortgaged Property without the prior written consent of the Mortgagee, which consent may be deemed to have been given by virtue of partial release provisions set forth herein or in any other collateral agreement. Any such sale, conveyance, transfer, lease or encumbrance made without the Mortgagee’s prior written consent shall be void. If any person should obtain an interest (either legal or beneficial) in all or any part of the Mortgaged Property pursuant to the execution or enforcement of any lien, security interest or other right, whether superior, equal or subordinate to this Mortgage or the lien hereof, such event shall be deemed to be a transfer by Mortgagor and an event o f default hereunder. In that event, Mortgagee, at its option (and not to the exclusion of any other remedy which it may have), may declare all the sums secured by this Mortgage to be immediately due and payable.

21. Financial Statements. Intentionally deleted.

22. Toxic and Hazardous Wastes. To the Mortgagor’s knowledge, no portion of the Mortgaged Property has in the past been used for handling, storage, transportation, or disposal of hazardous or toxic materials. The Mortgagor further expressly warrants and represents to the Mortgagee that there has been no release or discharge of hazardous or toxic materials, including but not limited to, gasoline or petroleum products, upon the Mortgaged Property. The Mortgagor shall not use, generate, manufacture, store, dispose on the Mortgaged Property or transport on, to or from the Mortgaged Property any flammable explosives, radioactive materials, or substances defined as or included in the definition of “hazardous substances, hazardous waste, hazardous materials, and toxic substances” under any applicable federal or state laws or regulations in effect during the term of this Mortgage. A violation under the provisions of this paragraph shall be a default under this Mortgage and the Note and the Mortgagee may, at its sole option, declare the entire indebtedness immediately due and payable. The Mortgagee may, at its sole option, obtain at the Mortgagor’s expense a report from a reputable environmental consultant of the Mortgagee’s choice as to whether the Mortgaged Property has been or is presently being used for the handling, storage, transportation, or disposal of hazardous or toxic materials. If said report indicated such past or present use, handling, storage, transportation or disposal, the Mortgagee may require that all violations of law with respect to hazardous or toxic materials be corrected and/or that the Mortgagor obtain all necessary environmental permits before the Mortgagee shall fund any advance under this Mortgage.

23. Cross-Col lateral ization and Cross-Default. This Paragraph Left Intentionally Blank.

24. Miscellaneous. In the event that any of the covenants, agreements, terms or provisions contained in the Note, this Mortgage or any other instrument securing the Note shall be invalid, i !legal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein and in the Note and any other instrument securing the Note shall be in no way affected, prejudiced or disturbed thereby.

25. Attorney’s Fees. The term “attorney’s fees” as used in this Mortgage includes any and all legal fees of whatever nature including, but not limited to, fees resulting from any appeal of an interlocutory order or final judgment or any other appellate proceedings arising out of any litigation or bankruptcy. Further, such term shall not be limited to fees incurred by Mortgagee in the enforcement of rights under this Mortgage.

26. Cost of Recording Satisfaction. The Borrower shall pay the cost of releasing and satisfying this Mortgage of record, including, without limitation, partial releases hereunder.

27. Marshaling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

28. Indemnification.To the extent of Mortgagor’s interest in the Mortgaged Property, Mortgagor shall protect, defend, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorney’s fees and expenses), imposed upon or incurred by or asserted against Mortgagee by reason of (a) ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets, or ways; (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-13, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Mortgage is made; (g) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Materials on, from, or affecting the Mortgaged Property or any other property or the presence of Asbestos on the Mortgaged Property; (h) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials or Asbestos; (i) any lawsuit brought or threatened settlement reached, or government order relating to such Hazardous Materials or Asbestos; or (j) any violation of laws, orders, regulations, requirements, or demands of government authorities, which are based upon or in any way related to such Hazardous Materials or Asbestos including, without limitation, the costs and expenses of any remedial action, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses. Any amounts payable to Mortgagee by reason of the application of this paragraph shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. The obligations and liabilities of Mortgagor under this paragraph shal I survive any termination, satisfaction, assignment, entry o fa judgment of foreclosure or delivery of a deed in I ieu of foreclosure of this Mortgage.

29. Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or any other instrument securing the Note it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor’s and Borrower’s remedies shall be limited to injunctive relief or declaratory judgment.

30. Commitment Letter. Intentionally deleted.

31. Appraisal Update. Intentionally deleted.

32. No Further Liens or Encumbrances. Any agreement hereafter made by Mortgagor and Borrower and Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance (provided, however, that this clause shall not by itself authorize or permit any subsequent liens, mortgages or encumbrances on the Mortgaged Property which are otherwise prohibited under the terms of the Mortgage).

33. Loan Agreement. Intentionally deleted.

34. RIGHT OF SET-OFF. Neither the Mortgagor, Borrower, any co-signer, endorser, surety nor guarantor shall have any right of set-off against the Mortgagee under the Note, this Mortgage or under any loan document executed in connection with the loan evidenced by the Note. In addition to the remedies provided for herein, the Mortgagor, Borrower, each co-signer, endorser, surety and guarantor grants to the Mortgagee a security interest in any funds or other assets from time to time on deposit with or in possession of the Mortgagee, and the Mortgagee may, at any time setoff the indebtedness evidenced by the Note against any such funds or other assets, including, but not limited to, all money owed by Mortgagee to Borrower, Mortgagor, each co-signer, endorser, surety and guarantor whether or not due. Mortgagor, Borrower, each co-signer, endorser, surety and guarantor acknowledge and agree that Mortgagee may exercise its right of set-off to pay all or any part of the outstanding principal balance and accrued interest owed on the Note or on any other obligation of the Mortgagor or Borrower to the Mortgagee against any obligation Mortgagee may have, now or hereafter, to pay money to Mortgagor or Borrower, each co-signer, endorser, surety and guarantor. This right of set-off includes, but is not limited to, (a) any deposit, account balance, securities account balance or certificate of deposit balance Borrower or Mortgagor has with Mortgagee. Mortgagor and Borrower hereby appoint Mortgagee as their attorney-in-fact and authorizes Mortgagee to redeem or obtain payment on any certificate of deposit in which Mortgagor or Borrower have an interest in order to exercise Mortgagee’s right of set-off. Such authorization applies to any certificate of deposit even if not matured. Mortgagor and Borrower further authorize Mortgagee to assess and withhold any early withdrawal penalty without liability against Mortgagee in the event such penalty is applicable as a result of Mortgagee’s set-off against a certificate of deposit prior to its maturity. Mortgagee’s right of set-off may be exercised upon an Event of Default: (a) without prior demand or notice; (b) without regard to the existence or value of any collateral securing the Note; and (c) without regard to the number or creditworthiness of any other persons who have agreed to pay the Note. Mortgagee will not be liable for dishonor of a check or other request for payment where there is insufficient funds in the account (or other obligation) to pay such request because of Mortgagee’s exercise of its right of set-off. Mortgagor and Borrower agree to indemnify and hold Mortgagee harmless from any person’s claims, arising as the result of Mortgagee’s right of set-off and the costs and expenses, including without limitation, attorneys’ fees.

35. WAIVER OF RIGHT TO JURY TRIAL. MORTGAGOR AND BORROWER AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE ENTERING INTO THIS AGREEMENT.

36. Federal Rights. When the U.S. Small Business Administration (the “SBA”) is the holder of the Note, this Agreement will be construed and enforced under federal law, including SBA regulations. The Lender or SBA may use state of local procedures for filing papers, recording documents, giving notice, enforcing security interests or liens, and for any other purpose. By using such procedures, the SBA does not waive any federal immunity from state or local control, penalties, taxes or liabilities. As to this Agreement, Borrower, and any Guarantor, may not claim or assert any local or state law against the SBA to deny any obligations, defeat any claim of the SBA, or preempt federal law.

37. Counterparts. This instrument may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute one and the same instrument.

(The signatures of the parties are on the following page.)

IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage and Security Agreement as of the day and year first above written.

Signed, sealed and delivered in the presence of:	“Mortgagor”

/s/ James E. May
Witness	JAMES E. MAY, as successor Trustee
Print Name:	of the 1612 E. CAPE CORAL
PARKWAY LAND TRUST, dated
November 7, 2000
Witness
Print Name:

“Borrower”

ELITE LEGACY EDUCATION, INC., a Florida limited liability company

/s/ James E. May		By:	/s/ Anthony Humpage
Witness			Anthony Humpage
Print Name:	James E. May	As its:	CEO

Witness
Print Name:

STATE OF FLORIDA

COUNTY OF LEE

The foregoing instrument was acknowledged before me this 13 day of September, 2018, by JAMES E. MAY, as successor Trustee of the 1612 E. CAPE CORAL PARKWAY LAND TRUST, dated November 7, 2000, who is either (a) ☑ personally known to me or (b) ☐ has produced ________________________________________ as identification.

/s/ Cynthia Prout
NOTARY PUBLIC
Print Name: Cynthia Prout
My Commission Expires: 02/02/2019

STATE OF FLORIDA

COUNTY OF LEE

The foregoing instrument was acknowledged before me this 13 day of September, 2018, by Anthony Humpage, as CEO of ELITE LEGACY EDUCATION, INC., a Florida limited liability, company, on behalf of said limited liability company, who is either (a) ☑ personally known to me or (b) ☐ has produced _________________________________ as identification.

/s/ Cynthia Prout
NOTARY PUBLIC
Print Name: Cynthia Prout
My Commission Expires: 02/02/2019

EXHIBIT “A”

Legal Description

Parcel I

Lots 3, 4, and 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida; less the following described portion thereof:

Beginning at the northeast corner of Section 18, Township 45 South, Range 24 East and proceeding south along the east line of said Section 18, a distance of 240.0 feet to a point; thence N 89° 24’ 01” W for a distance of 24.74 feet to a point said point being the point of curve at the east end of the north property line of said Block 440. Said point also being the northeast corner of the parcel to be reserved and hereinafter referred to as the Point of Beginning; thence S 0° 35’ 59” W for a distance of 14.0 feet to a point; thence N 89° 24’ 01“W for a distance of 16.0 feet to a point; thence N 35’ 59” E for a distance of 14.0 feet to a point; thence S 89° 24’ 01” E for a distance of 16.0 feet to the Point of Beginning; and also less the following described portion of Lot 5:

Commence at the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5; thence along the northerly tangent of said curve S 89° 24’ 01” E, 15.16 feet to the point of tangency, said point being the Point of Beginning; thence along the north line of said Lot 5, S 89° 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3 south, 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55030’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 1240 30’ 00”; thence along the arc of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 205.09 feet to the beginning of a curve concave to the southeast, having a radius of 15.00 feet, and a central angle of 90° 35’ 59”; thence along the arc of said curve 23.72 feet to a point of tangency, and the Point of Beginning; and including the 20’ wide alley lying adjacent to Lots 2, 3, 4, and 5 as vacated according to O.R. 562, Page 645, less that portion of said alley as described in O.R. 567, Page 234 of the Public Records of Lee County, Florida.

Parcel II

A portion of Lot 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida, more particularly described as follows:

From the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5, said intersection also being the Point of Beginning; thence along the northerly tangent of said curve S 89° 24’ 01” E, 15.16 feet to the point of tangency; thence along the north line of said Lot 5, S 89° 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3, south 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55° 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124° 30’ 00”; thence along the arc of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 220.25 feet to the Point of Beginning.

AFFIDAVIT OF MORTGAGOR

BEFORE ME, a notary public duly authorized in the State and County stated below to administer oaths and take acknowledgements, this day personally appeared JAMES E. MAY (the “Affiant”) who, by me being first duly sworn, deposes and says:

1. Basis for Affidavit. Affiant has personal knowledge of the matters stated in this Affidavit, all of which are true and correct to the best of Affiant’s information and belief. Affiant is the Successor Trustee of 1612 E. CAPE CORAL PARKWAY LAND TRUST, dated November 7,2000 (the “Mortgagor”). This Affidavit is given in connection with a new commercial loan facility in the aggregate principal amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the “Loan”), in favor of ELITE LEGACY EDUCATION, INC., a Florida corporation (the “Borrower”) from USA REGROWTH FUND LLC, an Oregon limited liability company (the “Lender”), which Loan is secured by a Mortgage and Security Agreement, to be recorded in the Public Records of Lee County, Florida (the “Mortgage”), encumbering certain real property situate in Lee County, Florida, together with improvements located thereon, more particularly described in Exhibit “A” attached hereto (the real property and improvements being collectively referred to herein as the “Property”).

2. Company Status. Mortgagor is a Florida land trust existing under the laws of the State of Florida. Mortgagor is authorized to transact business in the State of Florida, with full power and authority to enter into and carry out the terms of the Loan from Lender.

3. Record Ownership and Possession. Mortgagor is the record owner of the fee simple title to the Property, subject only to those matters, if any, set forth specifically as exceptions in that certain Policy for Title Insurance, including any and all endorsements subsequent thereto (the “Policy”), issued by Fidelity National Title Insurance Company (the “Title Company”), delivered to Lender incident to Borrower’s Loan. Affiant knows of no facts by which Mortgagor’s title to or possession of the Property might be disputed or questioned or by which any claim to any portion of the Property might be asserted adversely to Mortgagor.

4. Bankruptcy. No proceedings in bankruptcy or receivership have ever been instituted by or against Mortgagor and Mortgagor has never made an assignment for the benefit of creditors.

5. Lawsuits and Liens. Affiant knows of no action or proceeding of any kind which is pending in any state or federal court in the United States to which Mortgagor is a party. Affiant knows of no mortgage, judgment, federal tax lien, mechanic’s lien, or other lien of any kind or nature whatsoever which constitutes a lien or charge upon the Property, except for those matters set forth specifically as exceptions in the Policy. There are no unpaid bills or claims for labor or services performed or materials furnished or delivered to the Property during the past ninety (90) days for alterations, improvements, repair work or new construction upon the Property.

6. No Special Assessments, Liens, Etc. Affiant knows of no other liens affecting the Property such as tax liens or special assessment liens for drainage, paving, community or owner’s associations.

7. Leases. There are no tenancies or leases affecting the Property, and there are no persons other than Mortgagor in possession of the Property, except as listed and described on Exhibit “B” attached hereto (the “Leases”). Affiant acknowledges that there are currently no defaults under any of said Leases, that there are no other agreements with the described tenants, except as expressly stated in the Leases, and that Mortgagor is in no way obligated to any tenant other than by way of return of security deposits pursuant to the terms of said leases.

8. Unrecorded Rights and Violations. Affiant knows of no unrecorded agreements, easements, taxes, assessments or outstanding rights held by any person or entity affecting the Property. There are no existing violations of any conditions, restrictions, limitations or easements affecting the Property.

9. Fixtures and Equipment. There are no chattel mortgages, conditional sales contracts, security agreements, financing statements, retention of title agreements, or personal property leases affecting any materials, fixtures, appliances, furnishings or equipment, if any, placed upon or installed in the Property and mortgaged to Lender. Except as otherwise stated in this Affidavit, all plumbing, heating, lighting, refrigerating and other equipment is paid for in full.

10. Management Agreements. There are no leasing, management or marketing services agreements, either written or verbal, affecting the Property or the rents or income therefrom.

11. Licenses and Permits.All permits, licenses, approvals, consents and authorizations of, and registrations, declarations and filings with, any governmental body, agency or authority required for the use and operation of the Property, have been obtained or made, as the case may be, and are in full force and effect.

12. Hazardous Materials and Radon Disclosure. Affiant has no knowledge of the presence of any unlawful hazardous materials. Affiant acknowledges that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit.

13. Intervening Matters. There are no matters pending against Mortgagor that could give rise to any lien that could attach to the Property between the effective date of the Policy, and the time of recording of the Mortgage to Lender. Mortgagor will not execute or record hereafter any instrument that would adversely affect title to the Property or the priority of the Mortgage to Lender as a first lien on the Property.

14. Violations of Law and Zoning. There are no existing violations of any law, ordinance, statute or regulation affecting the Property, the improvements thereon and/or the use and operation of same, nor has Mortgagor received notice of any such violation from any governmental agency having jurisdiction over the Property. There are no existing violations of any covenants, conditions, restrictions, limitations or easements affecting the Property. Affiant has received no notice from any public or governmental authority regarding any change in zoning, or any other classification, regarding the Property in that the Property may continue to be used for the purpose it is currently being used.

15. Authorized Transaction. The Loan from Lender to Borrower, and the conveyance of a mortgage interest in the Property to Lender in accordance therewith, is not a violation of Mortgagor’s Trust Agreementor other agreements or restrictions, if any, affecting Mortgagor (the “Organizational Documents”). The Mortgage has been specifically and duly authorized by Mortgagor in accordance with the requirements of the State of Florida, Mortgagor’s Organizational Documents, and other restrictions affecting Mortgagor. Affiant has been duly authorized and directed by Mortgagor to execute the Mortgage, this Affidavit and all other documents necessary to affect the Loan on behalf of Borrower.

16. Reliance Upon Affidavit. Affiant understands that material reliance will be placed upon this Affidavit by Lender in making the above-mentioned Loan to Borrower. Affiant further understands that this Affidavit will be relied upon by Miller Johnson Law, P.L. (the “Closing Agent”) in closing the above-mentioned Loan to Borrower, all in reliance upon the matters contained in the foregoing Affidavit.

FURTHER AFFIANT SAYETH NAUGHT.

/s/ James E. May
JAMES E. MAY, Solely as Trustee

STATE OF FLORIDA

COUNTY OF LEE

THE FOREGOING INSTRUMENT was sworn subscribed to before me this 13 day of September, 2018, by JAMES E. MAY, who is either (a) ☑ personally known to me or (b) ☐ has produced ________________________________________ as identification.

/s/ Cynthia Prout
NOTARY PUBLIC
Print Name: Cynthia Prout
My Commission Expires: 02/02/2018

EXHIBIT “A”

Legal Description

Parcel I

Lots 3, 4, and 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida; less the following described portion thereof:

Beginning at the northeast corner of Section 18, Township 45 South, Range 24 East and proceeding south along the east line of said Section 18, a distance of 240.0 feet to a point; thence N 89○ 24’ 01” W for a distance of 24.74 feet to a point said point being the point of curve at the east end of the north property line of said Block 440. Said point also being the northeast corner of the parcel to be reserved and hereinafter referred to as the Point of Beginning; thence S 0○ 35’ 59” W for a distance of 14.0 feet to a point; thence N 89’ 24’ 01“W for a distance of 16.0 feet to a point; thence No° 35’ 59” E for a distance of 14.0 feet to a point; thence S 89” 24’ 01” E for a distance of 16.0 feet to the Point of Beginning; and also less the following described portion of Lot 5:

Commence at the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5; thence along the northerly tangent of said curve S 89° 24’ 01” E, 15.16 feet to the point of tangency, said point being the Point of Beginning; thence along the north line of said Lot 5, S 89° 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3 south, 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55° 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124’ 30’ 00”; thence along the arc of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 205.09 feet to the beginning of a curve concave to the southeast, having a radius of 15.00 feet, and a central angle of 90° 35’ 59”; thence along the arc of said curve 23.72 feet to a point of tangency, and the Point of Beginning; and including the 20’ wide alley lying adjacent to Lots 2, 3, 4, and 5 as vacated according to O.R. 562, Page 645, less that portion of said alley as described in O.R. 567, Page 234 of the Public Records of Lee County, Florida.

Parcel II

A portion of Lot 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida, more particularly described as follows:

From the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5, said intersection also being the Point of Beginning; thence along the northerly tangent of said curve S 89° 24’ 01” E, 15.16 feet to the point of tangency; thence along the north line of said Lot 5, S 89○ 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3, south 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55° 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124○ 30’ 00”; thence along the arc of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 220.25 feet to the Point of Beginning.

EXHIBIT “B”

Leases

None.

BORROWER’S AFFIDAVIT

STATE OF FLORIDA	)
) SS
COUNTY OF LEE	)

Before me, the undersigned authority, personally appeared the undersigned, JAMES E. MAY (the “Affiant”), who being first duly sworn, deposes and says that:

Affiant is the Successor Trustee of 1612 E. CAPE CORAL PARKWAY LAND TRUST, dated November 7, 2000 (the “Company”), and has personal knowledge of all matters contained in this affidavit.

1. The Company is the owner of the real property located in Lee County, Florida, as legally described in Exhibit “A” attached hereto and hereby made a part hereof (the “Property”).

2. The Company has not recorded in the Public Records of Lee County, Florida, subsequent to the Effective Date (as defined herein) any documents which affect title to the Property; there are no matters pending against the Company since the Effective Date of the Commitment for Title Insurance issued by Fidelity National Title Insurance Company (the “Title Company”), bearing File No. _______________, with an effective date of _________________, at ___________ (the “Effective Date”) that could give rise to a lien that would attach to the Property; and the Company has not executed and will not execute any instrument or agreement that would adversely affect the title to the Property.

3. There are no unpaid, delinquent or otherwise outstanding taxes, special assessments or other liens or charges, including any service charges payable to the county or municipality under Ch. 159, F.S. or county ordinance, which are not shown as existing liens by the public records.

4. Owner is in exclusive possession of the Property, and no other person or entity has any claim of possession with respect to the Property other than the following under unrecorded leases:

__________________________________________________________ which leases do not set forth an option to purchase or right of first refusal.

6. There are no unrecorded easements or rights-of -way for users or adverse interest with respect to the aforesaid property.

7. There has been no filing by or against the Company of any petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or the making of an assignment for the benefit of creditors or the filing of a petition for arrangement.

8. There are no construction, materialmen or laborers’ liens under the Florida Statutes filed against the Property; there have been no repairs, improvements or other work done or labor, materials or services bestowed upon the Property or any part thereof within ninety (90) days preceding the date of this Affidavit authorized by Owner for which all or any part of the cost of the same remains unpaid; there are no outstanding contracts, either oral or written, for the furnishing of any labor, materials or services in connection with the improvement of the Property or any part thereof entered into by Owner; and no person, firm or corporation is entitled to a lien under Chapter 713 of the Florida Statutes with respect to the Property.

9. This affidavit is made as an inducement to and as a part of the consideration for the issuance of Title Company’s loan title insurance policy insuring USA REGROWTH FUND LLC, an Oregon limited liability company, its successors and/or assigns (collectively, the “Policy”), which Policy eliminates certain rights of parties in possession and construction and mechanics’ liens as exceptions to title; and this affidavit is made with the full knowledge that Title Company is relying upon the truth of the statements made herein to issue the Policy. The undersigned is fully advised of the legal effect and obligations imposed upon Affiant by the execution of this instrument under oath.

/s/ James E. May
JAMES E. MAY, Solely as Trustee

Sworn to and subscribed before me this 13 day of September, 2018 by JAMES E. MAY, who is personally known to me or produced ______________________________ as identification.

/s/ Cynthia Prout 09/13/2018
NOTARY PUBLIC

(Notarial Seal/Stamp)

EXHIBIT “A”

Parcel I

Lots 3, 4, and 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida; less the following described portion thereof:

Beginning at the northeast corner of Section 18, Township 45 South, Range 24 East and proceeding south along the east line of said Section 18, a distance of 240.0 feet to a point; thence N 89° 24’ 01” W for a distance of 24.74 feet to a point said point being the point of curve at the east end of the north property line of said Block 440. Said point also being the northeast corner of the parcel to be reserved and hereinafter referred to as the Point of Beginning; thence S 0° 35’ 59” W for a distance of 14.0 feet to a point; thence N 89° 24’ 01“W for a distance of 16.0 feet to a point; thence N 0° 35’ 59” E for a distance of 14.0 feet to a point; thence S 89° 24’ 01” E for a distance of 16.0 feet to the Point of Beginning; and also less the following described portion of Lot 5:

Commence at the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5; thence along the northerly tangent of said curve S 89° 24’ 01” E, 15.16 feet to the point of tangency, said point being the Point of Beginning; thence along the north line of said Lot 5, S 89° 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3 south, 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55° 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124° 30’ 00”; thence along the arc of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 205.09 feet to the beginning of a curve concave to the southeast, having a radius of 15.00 feet, and a central angle of 90° 35’ 59”; thence along the arc of said curve 23.72 feet to a point of tangency, and the Point of Beginning; and including the 20’ wide alley lying adjacent to Lots 2, 3, 4, and 5 as vacated according to O.R. 562, Page 645, less that portion of said alley as described in O.R. 567, Page 234 of the Public Records of Lee County, Florida.

Parcel II

A portion of Lot 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida, more particularly described as follows:

From the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5, said intersection also being the Point of Beginning; thence along the northerly tangent of said curve S 89° 24’ 01” E, 15.16 feet to the point of tangency; thence along the north line of said Lot 5, S 89° 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3, south 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55° 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124° 30’ 00”; thence along the arc of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 220.25 feet to the Point of Beginning.

FURTHER ASSURANCE AGREEMENT

In connection with the closing of that certain commercial mortgage loan facility in the original principal amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the “Loan”) to ELITE LEGACY EDUCATION, INC., a Florida corporation (the “Borrower”) by USA REGROWTH FUND LLC, an Oregon limited liability company (the “Lender”), secured by, among other things, a mortgage lien on that certain real estate as more particularly described in Exhibit “A” attached hereto and incorporated herein, and in consideration of MILLER JOHNSON LAW, P.L. (the “Closing Agent”) closing this transaction, each of the undersigned does hereby agree to cooperate, adjust, initial, re-execute and re-deliver any and all documents deemed necessary or desirable by Lender and/or Closing Agent to accurately reflect the agreement of the above parties to the foregoing Loan transaction. It is the intention of the undersigned that all documentation for the Loan and all payments or disbursements made in connection therewith shall be an accurate reflection of the parties’ agreement and that Borrower shall pay all costs and expenses contemplated thereby and/or dictated by custom and usage in the Central Florida area, inclusive of any and all recording fees, Florida intangible taxes and documentary stamp taxes and any interest and penalties thereon as finally determined to be due by the Florida Department of Revenue.

The undersigned do hereby so agree and covenant to assure that said Loan and the documentation thereof shall conform to the parties’ agreement and understand that Lender and Closing Agent and all other parties to the Loan will rely on this Agreement and the covenants contained herein in closing the above-described transaction. Any failure to cooperate as required by this Agreement shall, at Lender’s option, constitute a default under the Loan. This agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute one and the same instrument.

DATED this 13 day of September, 2018.

“Borrower”

ELITE LEGACY EDUCATION, INC. a Florida corporation

By:	/s/ Anthony Humpage
Anthony Humpage
As its:	C.E.O.

“Mortgagor”

/s/ James E. May
JAMES E. MAY, as successor Trustee
of the 1612 E. CAPE CORAL PARKWAY
PARKWAY LAND TRUST, dated
November 7, 2000

“Guarantor”

LEGACY EDUCATION ALLIANCE HOLDINGS, INC., a Colorada corporation

By:	/s/ Anthony Humpage
Anthony Humpage
As its:	C.E.O.

EXHIBIT “A”

Lean] Description

Parcel I

Lots 3, 4, and 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida; less the following described portion thereof:

Beginning at the northeast corner of Section 18, Township 45 South, Range 24 East and proceeding south along the east line of said Section 18, a distance of 240.0 feet to a point; thence N 89° 24’ 01” W for a distance of 24.74 feet to a point said point being the point of curve at the east end of the north property line of said Block 440. Said point also being the northeast corner of the parcel to be reserved and hereinafter referred to as the Point of Beginning; thence S 0° 35’ 59” W for a distance of 14.0 feet to a point; thence N 89’ 24’ 01“W for a distance of 16.0 feet to a point; thence N 35’ 59” E for a distance of 14.0 feet to a point; thence S 89’ 24’ 01” E for a distance of 16.0 feet to the Point of Beginning; and also less the following described portion of Lot 5:

Commence at the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5; thence along the northerly tangent of said curve S 89° 24’ 01” E, 15.16 feet to the point of tangency, said point being the Point of Beginning; thence along the north line of said Lot 5, S 89° 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3 south, 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55° 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124’ 30’ 00”; thence along the arc of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way Line of Del Prado Boulevard; thence along said right-of-way line north, 205.09 feet to the beginning of a curve concave to the southeast, having a radius of 15.00 feet, and a central angle of 90° 35’ 59”; thence along the arc of said curve 23.72 feet to a point of tangency, and the Point of Beginning; and including the 20’ wide alley lying adjacent to Lots 2, 3, 4, and 5 as vacated according to O.R. 562, Page 645, less that portion of said alley as described in O.R. 567, Page 234 of the Public Records of Lee County, Florida.

Parcel II

A portion of Lot 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida, more particularly described as follows:

From the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5, said intersection also being the Point of Beginning; thence along the northerly tangent of said curve S 891- 24’ 01” E, 15.16 feet to the point of tangency; thence along the north line of said Lot 5, S 89’ 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3, south 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55° 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124° 30’ 00”; thence along the are of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 220.25 feet to the Point of Beginning.

ACKNOWLEDGEMENT REGARDING REPRESENTATION

The undersigned hereby acknowledges that MILLER JOHNSON LAW, P.L. is not representing (i) JAMES E. MAY, as successor Trustee of the 1612 E. CAPE CORAL PARKWAY LAND TRUST, dated November 7,2000 (the “Mortgagor”), (ii) ELITE LEGACY EDUCATION, INC., a Florida corporation (the “Borrower”), or (iii) LEGACY EDUCATION ALLIANCE HOLDINGS, LLC, a Colorado corporation, or rendering any legal advice to Borrower, Mortgagor, or any of the undersigned Guarantor in connection with that certain commercial mortgage loan facility identified as Loan No.         in the original principal amount FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the “Loan”) to Borrower by USA REGROWTH FUND LLC, an Oregon limited liability company (the “Lender”). Borrower, Mortgagor, and Guarantor acknowledge that they have been advised that it is in their best interest to be represented by its own legal counsel in the negotiation, documentation and closing of the Loan and the execution of that certain Mortgage and other loan documents encumbering the real property more particularly described in Exhibit “A” attached hereto (the “Property”). Borrower acknowledges that MILLER JOHNSON LAW, P.L. is Lender’s counsel and is acting as closing agent for the Loan solely on Lender’s behalf. This agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute one and the same instrument.

DATE: September 13 , 2018.

“Mortgagor”

/s/ James E. May
JAMES E. MAY, as successor Trustee of 1612 E. CAPE CORAL PARKWAY AND TRUST, dated November 7, 2000

“Borrower”

ELITE LEGACY EDUCATION, INC., a Florida limited liability company

By:	/s/ Anthony Humpage
Anthony Humpage
As its:	C.E.O.

“Guarantor”

LEGACY EDUCATION ALLIANCE HOLDINGS, INC., a Colorado corporation

By;	/s/ Anthony Humpage
Anthony Humpage
As its:	C.E.O.

EXHIBIT “A”

Legal Description

Parcel I

Lots 3, 4, and 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida; less the following described portion thereof:

Beginning at the northeast corner of Section 1 8, Township 45 South, Range 24 East and proceeding south along the east line of said Section 18, a distance of 240.0 feet to a point; thence N 89° 24’ 01” W for a distance of 24.74 feet to a point said point being the point of curve at the east end of the north property line of said Block 440. Said point also being the northeast corner of the parcel to be reserved and hereinafter referred to as the Point of Beginning; thence S 35○ 59” W for a distance of 14.0 feet to a point; thence N 89° 24’ 01 “W for a distance of 16.0 feet to a point; thence N 0○ 35’ 59” E for a distance of 14.0 feet to a point; thence S 89° 24’ 01” E for a distance of 16.0 feet to the Point of Beginning; and also less the following described portion of Lot 5:

Commence at the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5; thence along the northerly tangent of said curve S 89○ 24’ 01” E, 15.16 feet to the point of tangency, said point being the Point of Beginning; thence along the north line of said Lot 5, S 89* 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3 south, 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55° 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124° 30’ 00”; thence along the are of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 205.09 feet to the beginning of a curve concave to the southeast, having a radius of 15.00 feet, and a central angle of 90° 35’ 59”; thence along the are of said curve 23.72 feet to a point of tangency, and the Point of Beginning; and including the 20’ wide alley lying adjacent to Lots 2, 3, 4, and 5 as vacated according to O.R. 562, Page 645, less that portion of said alley as described in O.R. 567, Page 234 of the Public Records of Lee County, Florida.

Parcel II

A portion of Lot 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida, more particularly described as follows:

From the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5, said intersection also being the Point of Beginning; thence along the northerly tangent of said curve S 89° 24’ 01” E, 15.16 feet to the point of tangency; thence along the north line of said Lot 5, S 89° 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3, south 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55○ 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124° 30’ 00”; thence along the are of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 220.25 feet to the Point of Beginning.

PRIVACY POLICY NOTICE

FOR

MILLER JOHNSON LAW, P.L.

Purpose of Notice:

Miller Johnson Law, P.L. respects the privacy of their customers’ personal information, so we want you to know the ways in which we may collect and use non-public personal information (“personal information”). Our practices and policies are set out in this notice.

Types of Information We May Collect:

In the course of our business, the types of personal information that we may collect about you include:

Information we receive from you or your authorized representative on applications and forms, and in other communications to us;

Information about your transactions with us, our affiliated companies, or others;

Information from consumer or other reporting agencies.

Use and Disclosure of Information:

We use your information to provide the product or service you or your authorized agent have requested of us.

We may disclose information to our affiliated companies and unrelated companies as necessary to service your transaction, to protect against fraudulent or criminal activities, when required to do so by law, and as otherwise permitted by law.

We do not share any personal information we collect from you with unrelated companies for their own use.

Protection of Your Personal Information:

We restrict access to personal information about you to those employees who need to know that information in order to provide products and services to you or for other legitimate business purposes. We maintain physical, electronic and procedural safeguards to protect your personal information from unauthorized access or intrusion.

Changes: This notice may be revised in accordance with applicable privacy laws.

“Mortgagor”

/s/ James E. May
JAMES E. MAY, as successor Trustee of 1612 E. CAPE CORAL PARKWAY AND TRUST, dated November 7, 2000

“Borrower”

ELITE LEGACY EDUCATION, INC., a Florida limited liability company

By:	/s/ Anthony Humpage
Anthony Humpage
As its:	C.E.O.

Trustees of the Trust.

7. Affiant acknowledges that the Lender and Closing Agent will rely upon, and is hereby authorized to rely upon this Certification as a material inducement to make and close the Loan to the Borrower.

8. Attached hereto and incorporated herein is an authentic copy of the Trust or authentic copies of the pertinent excerpts from the Trust identifying the names of the Trust and the Trustee, and setting forth the Trustee’s authority (or the names of the beneficiaries if the Trustee is not authorized to perform the contemplated act or acts).

9. The Trust has not been revoked, modified, or amended in any manner that would cause the representations contained in the certification of trust recorded in Official Records Instrument No 2018000113788 to be incorrect.

Dated this 13 day of September, 2018.

/s/ James E. May
JAMES E. MAY, Solely as Trustee

STATE OF FLORIDA

COUNTRY OF LEE

THE FOREGOING INSTRUMENT was sworn and subscribed to before me this 13 day of September, 2018, by JAMES E. MAY, who is either (a) ☑ personally known to me, or (b) ☐ has produced_____________________________ as identification.

Cynthia Prout
NOTARY PUBLIC

Print Name: Cynthia Prout
My Commission Expires: 02/02/2019

EXHIBIT “A”

Legal Description

Parcel

Lots 3, 4, and 5, Block 440, Unit 6, Part 6, Cape Coral. according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida; less the following described portion thereof:

Beginning at the northeast corner of Section 18, Township 45 South, Range 24 East and proceeding south along the east line of said Section 18, a distance of 240.0 feet to a point; thence N 89○ 24’ 01 ” W for a distance of 24.74 feet to a point said point being the point of curve at the east end of the north property line of said Block 440. Said point also being the northeast corner of the parcel to be reserved and hereinafter referred to as the Point of Beginning; thence S 0○ 35’ 59” W for a distance of 14.0 feet to a point; thence N 89○ 24’ 01“W for a distance of 16.0 feet to a point; thence N 0○ 35’ 59” E for a distance of 14.0 feet to a point; thence S 89○ 24’ 01” E for a distance of 16.0 feet to the Point of Beginning; and also less the following described portion of Lot 5:

Commence at the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5; thence along the northerly tangent of said curve S 89○ 24’ 01” E, 1 5.16 feet to the point of tangency, said point being the Point of Beginning; thence along the north line of said Lot 5, S 89○ 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3 south, 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55○ 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124○ 30’ 00”; thence along the are of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 205.09 feet to the beginning of a curve concave to the southeast, having a radius of 15.00 feet, and a central angle of 90○ 35’ 59”; thence along the are of said curve 23.72 feet to a point of tangency, and the Point of Beginning; and including the 20’ wide alley lying adjacent to Lots 2, 3, 4, and 5 as vacated according to O.R. 562, Page 645, less that portion of said alley as described in O.R. 567, Page 234 of the Public Records of Lee County, Florida.

Parcel II

A portion of Lot 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida, more particularly described as follows:

From the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5, said intersection also being the Point of Beginning; thence along the northerly tangent of said curve S 89○ 24’ 01” E, 15.16 feet to the point of tangency; thence along the north line of said Lot 5, S 89° 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3, south 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55○ 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124○ 30’ 00”; thence along the are of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 220.25 feet to the Point of Beginning.

CERTIFICATE OF SECRETARY

OF

ELITE LEGACY EDUCATION, INC.

The undersigned, the duly elected, qualified, and acting Secretary of ELITE LEGACY EDUCATION, INC., a Florida corporation (the “Corporation”) hereby certifies to USA REGROWTH FUND LLC, an Oregon limited liability company (the “Lender”) and MILLER JOHNSON LAW, P.L. (the “Closing Agent”) as follows:

That the documents attached hereto constitute true and accurate copies of (i) the Articles of Incorporation, and (ii) Bylaws, of the Corporation, with all amendments thereto and that the same have not been amended, supplemented, or replaced.

That the Board of Directors and shareholders of the Corporation duly and properly adopted the following resolutions at a regular or special meeting in accordance with Florida law at which a quorum was present, or by unanimous consent of the Board of Directors, pursuant to all requirements of the Corporation’s (i) Articles of Incorporation, and (ii) Bylaws:

“BE IT RESOLVED, that the Corporation be, and it is hereby authorized to consummate a commercial loan facility identified as Loan No._______________ from Lender to the Corporation, in the original principal amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the “Loan”), and for that purpose, to encumber its assets as more particularly described in those security instruments, financing statements, and other loan documents, including any and all amendments and modifications thereof, executed by Borrower and given to Lender for the purpose of securing the Loan; and

BE IT FURTHER RESOLVED, that ANTHONY C. HUMPAGE, as President of the Corporation, or JAMES E. MAY, as Senior Vice President of the Corporation, in the absence or unavailability of the President, be authorized and directed in the name of and on behalf of the Corporation and under its company seal, to execute and deliver (i) a Promissory Note, (ii) a Mortgage and Security Agreement, and (iii) any and all instruments and perform all acts required by Lender to accomplish the foregoing, and that the Board of Directors and shareholders of the Corporation hereby ratify all of the acts of said President with regard to the Loan which may have occurred prior to these resolutions being made.”

That the foregoing resolutions are in conformity with the Corporation’s (i) Articles of Incorporation, and (ii) Bylaws, and the said resolutions are in full force and effect and have not been rescinded or modified.

The undersigned makes this Certificate with full knowledge that Lender will rely on it in making the above-described Loan to the Borrower and that the Closing Agent will rely on same in closing the Loan in favor of Lender.

IN WITNESS WHEREOF, I have affixed my name and caused the company seal of the Corporation to be affixed this l3 day of September, 2018.

/s/ James E. May
JAMES E. MAY, Secretary

STATE OF FLORIDA

COUNTRY OF LEE

THE FOREGOING INSTRUMENT was sworn and subscribed to before me this 13 day of September, 2018, by JAMES E. MAY, as Secretary of ELITE LEGACY EDUCATION, INC., a Florida corporation, on behalf of said corporation, who is either (a) ☑ personally known to me, or (b) ☐ has produced_____________________________ as identification.

Cynthia Prout 09/13/2018
Notary Public

Print Name: Cynthia Prout
My Commission Expires: 02/02/2019

CERTIFICATE OF SECRETARY

OF

LEGACY EDUCATION ALLIANCE HOLDINGS, INC.

The undersigned, the duly elected, qualified, and acting Secretary of LEGACY EDUCATION ALLIANCE HOLDINGS, INC., a Colorado corporation (the “Corporation”) hereby certifies to USA REGROWTH FUND LLC, an Oregon limited liability company (the “Lender”) and MILLER JOHNSON, P.L. (the “Closing Agent”) as follows:

That the documents attached hereto constitute true and accurate copies of (i) the Articles of Incorporation, and (ii) Bylaws, of the Corporation, with all amendments thereto and that the same have not been amended, supplemented, or replaced.

That the Board of directors and shareholders of the Corporation duly and properly adopted the following resolutions at a regular or special meeting in accordance with Florida law at which a quorum was present, or by unanimous consent of the Board of Directors, pursuant to all requirements of the Corporation’s (i) Articles of Incorporation, and (ii) Bylaws:

“BE IT RESOLVED, that the Corporation be, and it is hereby authorized to consummate a commercial loan facility identified as Loan No.______________ from Lender to ELITE LEGACY EDUCATION, INC., a Florida corporation (the “Borrower”) in the outstanding principal amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the “Loan”); and

BE IT FURTHER RESOLVED, that Anthony Humpage & James E. May, as the Pres. & Sr VP respectively of the Corporation, be authorized and directed in the name of and on behalf of the Corporation and under its company seal, to execute and deliver (i) an Affirmation of Guarantor, and (ii) any and all instruments and perform all acts required by Lender to accomplish the foregoing, and that the Board of Directors and shareholders of the Corporation hereby ratify all of the acts of said President with regard to the Loan which may have occurred prior to these resolutions being made.”

That the foregoing resolutions are in conformity with the Corporation’s (i) Articles of Incorporation, and (ii) Bylaws, and the said resolutions are in full force and effect and have not been rescinded or modified.

The undersigned makes this Certificate with full knowledge that Lender will rely on it in making the above-described Loan to the Borrower and that the Closing Agent will rely on same in closing the Loan in favor of Lender.

In WITNESS WHEREOF, I have affixed my name and caused the company seal of the Corporation to be affixed this         day of September, 2018.

/s/ James E. May
JAMES E. MAY, Secretary

STATE OF FLORIDA

COUNTRY OF LEE

The Foregoing Instrument was acknowledged before me the 13 day of September, 2018, by JAMES E. MAY, as Secretary of LEGACY EDUCATION ALLIANCE HOLDINGS, INC., a Florida corporation, on behalf of said corporation, who is either (a) ☑ personally known to me, or (b) ☐ has produced_____________________________ as identification.

/s/ Cynthia Prout 09/13/2018
Notary Public

Print Name: Cynthia Prout
My Commission Expires: 02/02/2019

AGREEMENT REGARDING CLOSING OF LOAN

USA REGROWTH FUND LLC, an Oregon limited liability company

16869 SW 65th # 317

Lake Oswego, Oregon 97035

This AGREEMENT REGARDING CLOSING OF LOAN (the “Agreement”) is made this 13 day of September, 2018, contemporaneously with the closing of that certain loan in the original principal amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the “Loan”) made by USA REGROWTH FUND LLC, an Oregon limited liability company (the “Lender”) to ELITE LEGACY EDUCATION, INC., a Florida corporation (the “Borrower”). As a condition to and as part of closing the Loan, the Lender has required that this Agreement be executed by Borrower and joined by the guarantors of the Loan (the “Guarantors”) and delivered to the Lender.

Reference is hereby made to the above described Loan and that certain Loan Commitment Letter (the “Commitment”) dated_________________ , from the Lender to the Borrower relating to said Loan. With regard to the Loan and the Commitment, the undersigned does hereby certify to and agree with the Lender as follows:

1.       Specific Post Closing Matters. Attached hereto as Exhibit “A” is a list of specific requirements which must be accomplished by Borrower within the time set forth in said Exhibit “A”. If said matters are not met or complied with within said time period, the same shall be and constitute a default under the Loan. With respect to those matters described in Exhibit “A”, the undersigned understands that the Loan Documents are being executed at this time without all the Loan requirements being met and the execution of the Loan Documents shall not constitute any admission by the Lender that all the Loan requirements have been met as of the date hereof.

2.       Default Under This Agreement. The failure of the Borrower, or any Guarantor, to comply with the provisions of this Agreement at any time shall be and constitute a default under the Loan. In the event a default does occur, the Lender shall have the right to exercise any and all rights available to it under this Agreement or any other Loan Document. In addition to said right to declare the Loan in default and accelerate said Loan, the Lender shall have the right during the period the Loan is in default to increase the interest rate on the Loan in accordance with the provisions of the Loan Documents. The exercise by the Lender of its right to so increase the interest rate shall not constitute a waiver by the Lender to exercise any other rights it may have during the period of time the Loan is in default, including, but not limited to, the right of the Lender to exercise its right to accelerate the Loan and declare interest thereafter due at the highest rate permitted by law.

3.       Counterparts. This Agreement and Joinder attached hereto may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute one and the same instrument.

4       Survival of Agreement. This Agreement shall survive any closing of the Loan or any subsequent modification of the Loan Documents.

IN WITNESS WHEREOF, the undersigned has executed the foregoing Agreement as of the day and year first set forth above.

Witnesses:	BORROWER:

ELITE LEGACY EDUCATION, INC., a Florida corporation

/s/ James E. May	By:	/s/ Anthony Humpage
Witness		Anthony Humpage
Print Name:	James E. May	As its:	C.E.O.

/s/ Cindy Prout
Witness

Print Name:	Cindy Prout

JOINDER BY GUARANTORS

The undersigned, being the Guarantors of the Loan, do hereby join in this Agreement for the following purposes:

1.       To agree to comply with and abide by all the terms and conditions contained in this Agreement, and to guarantee the Borrower’s satisfaction and compliance with all requirements hereof.

2.       To acknowledge that a default under this Agreement, the Commitment or any of the Loan Documents shall be and constitute a default under the Loan which in turn shall be and constitute a default under the Guaranty Agreement executed and delivered by the undersigned in connection with the Loan.

3.       To ratify, acknowledge and affirm that the terms and condition set forth in the Guaranty Agreements executed by Guarantors remain in full force and effect as applicable to all funds advanced hereunder.

Witnesses:	GUARANTORS:

LEGACY EDUCATION ALLIANCE HOLDINGS, INC., a Colorado corporation

/s/ James E. May	By:	/s/ Anthony Humpage
Witness		Anthony Humpage

Print Name:	James E. May	As its:	C.E.O.

/s/ Cindy Prout
Witness

Print Name:	Cindy Prout

ACCEPTANCE BY LENDER

The undersigned Lender does hereby approve and accept the foregoing Agreement.

Witnesses:	LENDER:

USA REGROWTH FUND LLC, an Oregon limited Liability company

By:
Witness

Print Name:	As its:

Witness
Print Name:

EXHIBIT “A”

Schedule of Post-Closing Items

The Borrower will provide Lender, at Borrower’s expense, with the following documentation within the respective time periods specified below, which documentation shall be in form and content acceptable to Lender:

1.	Within thirty (30) days from the date of this Agreement, Borrower shall provide Lender with the following items and documentation, all of which shall be in a form and content acceptable to Lender in its sole discretion:

a.	Municipal Lien Search and evidence of satisfaction of any unpaid, delinquent or otherwise outstanding taxes, special assessments or other liens or charges, if any, including any service charges payable to the county or municipality under Ch. 159, F.S. or county ordinance, which are not shown as existing liens by the public records.